SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

Filed by the Registrant [   ]
Filed by a Party other than the Registrant [ X ]

Check the appropriate box:
[    ]  Preliminary Proxy Statement
[    ]  Confidential, for use by the Commission only (as permitted by Rule
        14a-6(e)(2))
[  X ]  Definitive  Proxy  Statement
[    ]  Definitive  Additional Materials
[    ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                       EVEREST REINSURANCE HOLDINGS, INC.
 ................................................................................
                (Name of Registrant as Specified in its Charter)


                      COMMAND FINANCIAL PRESS CORPORATION
 ................................................................................
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


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[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)     Title of each class of securities to which transaction applies:
                ...............................................................
         2)     Aggregate number of securities to which transaction applies:
                ...............................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ...............................................................
         4)     Proposed maximum aggregate value of transaction:
                ...............................................................
         5)     Total fee paid:
                ...............................................................

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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         3)     Filing Party:
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         4)     Date Filed:
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
                       EVEREST REINSURANCE HOLDINGS, INC.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 1997


TO THE STOCKHOLDERS OF EVEREST REINSURANCE HOLDINGS, INC.:

     The Annual Meeting of Stockholders of Everest Reinsurance Holdings, Inc., a Delaware corporation, will be held at the Company's new corporate headquarters at Westgate Corporate Center, 477 Martinsville Road, Liberty Corner, New Jersey, on Thursday, May 22, 1997 at 11:00 a.m., for the following purposes:

     1. To elect three Class I Directors of the Company, each for a three-year period to expire at the 2000 Annual Meeting of Stockholders.

     2. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     Stockholders of record at the close of business on March 25, 1997 will be entitled to vote at the meeting. A list of such stockholders will be available at the time and place of the meeting and, during the 10 days prior to the meeting, at the office of the Secretary of the Company at Westgate Corporate Center, 477 Martinsville Road, Liberty Corner, New Jersey.

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the postage prepaid envelope provided for that purpose.


                                            By Order of the Board of Directors
                                            Janet Burak Melchione, Secretary

April 11, 1997
Newark, New Jersey

                       EVEREST REINSURANCE HOLDINGS, INC.

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 22, 1997

     The enclosed Proxy is being solicited on behalf of the Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of Everest Reinsurance Holdings, Inc., a Delaware corporation (the "Company"), to be held on May 22, 1997, and at any adjournment thereof. It may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the Annual Meeting. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted for the election of directors.

     Only stockholders of record at the close of business on March 25, 1997 will be entitled to vote at the meeting. On that date 50,490,673 shares of common stock, par value $.01 per share, were outstanding and entitled to vote. Each share of common stock is entitled to one vote.

     This Proxy Statement, the attached Notice of Annual Meeting, the Annual Report of the Company for the year ended December 31, 1996 (including financial statements) and the enclosed Proxy Card are first being mailed to the Company's stockholders on or about April 11, 1997.


                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR THE BOARD OF DIRECTORS DESCRIBED BELOW. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. NOMINEES FOR DIRECTOR WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE.

     The Company's Certificate of Incorporation provides for the division of the Board into three classes, with the directors in each class serving for a term of three years. At the Annual Meeting, three nominees for Class I director positions are to be elected to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees for election as Class I directors at this meeting, and all directors whose term of office will continue after the meeting, are currently directors of the Company. The Class II director positions will be subject to election at the 1998 Annual Meeting of Stockholders and the Class III directors will be subject to election at the 1999 Annual Meeting of Stockholders. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Company's Board of Directors shall recommend, unless the Board reduces the number of directors accordingly. There are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee. Messrs. Martin Abrahams, Robert P. Jacobson, Kenneth J. Duffy, Joseph V. Taranto, John
R. Dunne and Robert A. Mulderig have been serving under interim election by the Board.

INFORMATION CONCERNING NOMINEES

     The following information has been furnished by the respective nominees for election of Class I directors for a term expiring in 2000.

     MARTIN ABRAHAMS, 64, became a Class I director of the Company on March 12, 1996 and a director of Everest Reinsurance Company, a wholly-owned subsidiary of the Company ("Everest Re"), on March 13, 1996. Mr. Abrahams, currently retired, served with the accounting firm of Coopers & Lybrand L.L.P. from 1957 and was a partner in that firm from 1969 to 1995.

     JOHN R. DUNNE, 67, became a Class I director of the Company and a director of Everest Re on June 10, 1996. Mr. Dunne, an attorney and member of the bar of both New York and the District of Columbia, has since 1994 been counsel to the law firm of Whiteman, Osterman & Hanna in Albany, New York. Mr. Dunne was counsel to the Washington DC law firm of Bayh, Connaughton & Malone from 1993 to 1994. From 1990 to 1993, he served as an Assistant Attorney General for the United States Government, Department of Justice. From 1966 to 1989 Mr. Dunne served as a New York State Senator while concurrently practicing law as a partner in New York law firms.

     ROBERT P. JACOBSON, 48, became a Class I director of the Company and a director of Everest Re on March 13, 1996. Since January 31, 1994, Mr. Jacobson has served as Senior Vice President, Chief Financial Officer and Comptroller to both companies. He is responsible for the actuarial and comptrollers departments. Previously, Mr. Jacobson was with the accounting firm of Coopers & Lybrand L.L.P. where he had been a partner since 1982 responsible for property and casualty insurance and reinsurance clients. He is also the Comptroller and a director of Everest National Insurance Company ("Everest National"), a wholly owned subsidiary of Everest Re.

INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     The following information has been furnished by those directors whose terms of office will continue after the 1997 Annual Meeting and by the remaining executive officers.

     KENNETH J. DUFFY, 67, became a Class II director of the Company on March 12, 1996 and a director of Everest Re on March 13, 1996. Mr. Duffy is currently the Chairman of the Board of Commercial Union Corporation. Having been associated with that company for more than forty years, Mr. Duffy became its Chairman and Chief Executive Officer in 1993. He retired as Chief Executive Officer in January 1995 while retaining his responsibilities as Chairman. As of January 1995, he became a consultant to Commercial Union plc with respect to United States, Canadian and Bermudian matters. Mr. Duffy is a director of Commercial Union Corporation, a director of Commercial Union Canada Holdings, Ltd. and the President and a director of Curepool (Bermuda) Ltd. He is also a vice president of the Insurance Institute of London, a fellow of the Institute of Risk Management and a member of the advisory committee of the Conning Venture Capital Funds.

     THOMAS J. GALLAGHER, 48, became a Class III director of the Company on March 13, 1996. Mr. Gallagher also serves as a director of Everest Re, having first been elected to that position in 1987. Elected President and Chief Operating Officer of both the Company and Everest Re on February 24, 1997, Mr. Gallagher had been Executive Vice President of both companies since December 1995 and a Senior Vice President of the Company since 1994 and of Everest Re since 1989. Since joining Everest Re in 1975, he has served as an underwriter in the facultative and treaty departments, as vice president in charge of the facultative department and as vice president in charge of the treaty casualty department. Mr. Gallagher currently serves as a director of Everest Reinsurance Ltd, Everest National and Everest Insurance Company of Canada ("EVCAN"), all of which are wholly owned subsidiaries of Everest Re. He is also Vice Chairman of EVCAN.

     WILLIAM F. GALTNEY, JR., 44, became a Class III director of the Company on March 12, 1996 and a director of Everest Re on March 13, 1996. Since 1983, Mr. Galtney has been the Chairman and Chief Executive Officer of Healthcare Insurance Services, Inc., a managing general and surplus lines agency indirectly owned by The Galtney Group, Inc. ("GGI"), a holding company 80% owned by Mr. Galtney and of which he is also Chairman and Chief Executive Officer. Mr.
Galtney also serves as either the chairman or a director of various GGI subsidiaries and affiliates. Mr. Galtney is also a director of Mutual Risk Management Ltd.

     ROBERT A. MULDERIG, 44, became a Class II director of the Company and Everest Re on August 1, 1996. Mr. Mulderig is the Chairman of the Board and Chief Executive Officer of Mutual Risk Management Ltd., a Bermuda holding company. Mr. Mulderig has been involved with Mutual Risk Management Ltd. since its founding in 1977 and has been its Chief Executive Officer since 1982. Mr. Mulderig is a director of Mutual Indemnity Ltd., and Chairman of Legion Insurance Company. Mr. Mulderig is also a member of the Board of Directors of many captive insurance and reinsurance companies in Bermuda and Barbados.

     JOSEPH V. TARANTO, 48, a Class II director, became Chairman of the Board and Chief Executive Officer of the Company and Everest Re on October 17, 1994 and served as President of both companies from December 1994 until Mr.
Gallagher's election as President on February 24, 1997. Mr. Taranto is the Chairman of the Board and President of Everest National and Chairman of Everest Re Ltd. Mr. Taranto is a director of EVCAN and serves as its Chairman of the Board. He is also a director of International Technology Underwriters, Inc. Mr. Taranto was a director and President of Transatlantic Holdings, Inc. and a director and President of Transatlantic Reinsurance Company and Putnam Reinsurance Company (both subsidiaries of Transatlantic Holdings, Inc.) from 1986 to 1994.

     JANET BURAK MELCHIONE, 46, is an executive officer of the Company and became Vice President, General Counsel and Secretary of the Company upon its organization on November 11, 1993. She became a Senior Vice President of the Company and Everest Re on January 31, 1994. Ms. Melchione has served as General Counsel of Everest Re since 1985 and in 1986 was appointed Secretary. Ms. Melchione is Secretary and General Counsel of Everest National, Secretary of EVCAN and Assistant Secretary of Everest Reinsurance Ltd.

     SHELDON ROSENBERG, 47, is an executive officer of the Company and became Vice President and Chief Actuary of Everest Re on May 11, 1995. He is a director of Everest National. Mr. Rosenberg previously had been employed at Continental Corporation since 1986, most recently as Senior Vice President. Since February 1994, he had served as Chief Actuary of Continental Insurance Company, the primary insurance subsidiary of Continental Corporation. Mr. Rosenberg is a fellow of the Casualty Actuarial Society and has previously served on its Board of Directors. He is a member of the American Academy of Actuaries.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board conducts its business through its meetings and meetings of its committees. Four meetings of the Board were held in 1996. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which the director served. The Board currently maintains Audit and Compensation Committees. The Board does not maintain a nominating committee or other committee performing similar functions.

     John C. Morrison became a non-employee Class I director of the Company on March 11, 1996 and a director of Everest Re on March 13, 1996. At the meeting of the Board of Directors on March 21, 1996, Mr. Morrison was appointed a member of the Audit Committee and the Compensation Committee. Mr. Morrison's death on April 4, 1996 created vacancies on the Board and on both of these committees. The Board of Directors subsequently filled these vacancies in 1996.

AUDIT COMMITTEE

     The Audit Committee was created by the Board of Directors on March 21, 1996. The principal purpose of the Audit Committee is to oversee the Company's financial reporting process, its system of internal controls, the audit process and the Company's ethics guidelines and to report to the full Board of Directors on the Committee's findings and recommendations. The Audit Committee relies upon appropriate Company financial and legal personnel and the Company's independent public accountants to review these internal controls, the Company's financial statements, audit findings and significant accounting and reporting issues.

     The current members of the Audit Committee are Mr. Abrahams, Mr. Duffy and Mr. Dunne, none of whom are employees or officers of the Company. Mr. Abrahams has been designated to serve as Chairman. The Audit Committee held three meetings in 1996.

COMPENSATION COMMITTEE

     The Compensation Committee exercises authority with respect to all compensation and benefits afforded all officers at the Senior Vice President level and above, the designated executive officers and the Company's Comptroller, Secretary and Treasurer. The Compensation Committee also has oversight responsibilities for all of the Company's broad-based compensation and benefit programs, including administration of the Company's Annual Incentive Plan, the 1995 Stock Incentive Plan and the Chief Executive Officer's Bonus Plan.

     The current members of the Compensation Committee are Mr. Abrahams and Mr. Duffy, neither of whom are current or former employees or officers of the Company. Mr. Duffy has been designated to serve as Chairman. The Compensation Committee held three meetings and acted by unanimous written consent on three occasions in 1996.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of shares of common stock as of March 21, 1997 by the directors of the Company, by the designated executive officers listed in the Summary Compensation Table (the "Designated Executive Officers") and by all directors and the Designated Executive Officers of the Company as a group. Information in this table was furnished to the Company by the respective directors and Designated Executive Officers. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting power and sole dispositive power with respect to the shares shown in the table to be owned by that person.

                                                           AMOUNT AND NATURE OF       PERCENT OF
        NAME OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP        CLASS(9)
        ------------------------                           --------------------       ----------
        Martin Abrahams....................................       2,308(1)                 *
        Kenneth J. Duffy...................................       1,608(2)                 *
        John R. Dunne......................................       1,518(3)                 *
        Thomas J. Gallagher................................      20,600(4)                 *
        William F. Galtney, Jr.............................     137,708(5)                 *
        Robert P. Jacobson.................................      24,440(6)                 *
        Robert A. Mulderig.................................      10,000                    *
        Joseph V. Taranto..................................     440,138                    *
        Janet B. Melchione.................................       2,100(7)                 *
        Sheldon Rosenberg..................................      13,000(8)                 *
        All directors and Designated Executive Officers
            as a group (10 persons)........................     653,420                  1.29

------------------
 *     Less than 1%

(1) Includes 1,108 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Option Plan for Non-Employee Directors.

(2) Includes 1,108 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Option Plan for Non-Employee Directors.

(3) Includes 1,018 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Option Plan for Non-Employee Directors.

(4) Includes 9,600 shares of restricted stock issued to Mr. Gallagher under the Company's 1995 Stock Incentive Plan. Such stock may not be sold or transferred until the vesting requirements have been satisfied. Also includes 8,600 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Incentive Plan.

(5) Includes 126,600 shares owned by Western Indemnity Insurance Company, a wholly-owned subsidiary of Galtney Holdings, Inc. Galtney Holdings, Inc. is wholly-owned by GGI in which Mr. Galtney maintains an 80% ownership position. Also includes 1,108 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Option Plan for Non-Employee Directors.

(6) Includes 11,280 shares of restricted stock issued to Mr. Jacobson under the Company's 1995 Stock Incentive Plan. Such stock may not be sold or transferred until the vesting requirements have been satisfied. Also includes 10,240 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Incentive Plan.

(7) Includes 2,000 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Incentive Plan.

(8) Includes 6,400 shares of restricted stock issued to Mr. Rosenberg under the Company's 1995 Stock Incentive Plan. Such stock may not be sold or transferred until the vesting requirements have been satisfied. Also includes 5,000 shares which may be purchased upon the exercise of stock options which are exercisable under the Company's 1995 Stock Incentive Plan.

(9)  Based on 50,490,673 total shares outstanding as of March 21, 1997.

PRINCIPAL HOLDERS OF COMMON STOCK

     To the best of the Company's knowledge, the only beneficial owners of more than 5% of the outstanding shares of common stock of the Company as of December 31, 1996 are set forth below. This table is based on information provided in
Schedule 13Gs filed with the Securities and Exchange Commission by each of the parties listed in the table.

                                                NUMBER OF SHARES      PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIALLY OWNED       CLASS
      ------------------------------------     ------------------       -----
      Mellon Bank Corporation..................     4,682,000(1)         9.27%
      One Mellon Bank Center
      Pittsburgh, Pennsylvania  15258

      Jurika & Voyles, L.P.....................     3,007,750(2)         5.96
      1999 Harrison Street, Suite 700
      Oakland, California 94612

      Loomis, Sayles & Company, L.P............     4,153,075(3)          8.2
      One Financial Center
      Boston, Massachusetts 02111

      American Express Financial Corporation...     2,747,340(4)          5.4
      IDS Tower 10
      Minneapolis, Minnesota  55440
--------------------
(1) Mellon Bank Corporation reports in its Schedule 13G that it has sole voting power with respect to 4,075,000 shares of common stock, shared voting power with respect to 8,000 shares of common stock, sole dispositive power with respect to 1,990,000 shares of common stock and shared dispositive power with respect to 2,692,000 shares of common stock.

(2) Jurika & Voyles, L.P. reports in its Schedule 13G that it has shared voting power with respect to 2,716,560 shares of common stock and has shared dispositive power with respect to 3,007,750 shares of common stock.

(3) Loomis, Sayles & Company, L.P. reports in its Schedule 13G that it has sole voting power with respect to 1,684,100 shares of common stock, shared voting power with respect to 1,650 shares of common stock and shared dispositive power with respect to 4,153,075 shares of common stock.

(4) American Express Financial Corporation reports in its Schedule 13G that it has shared voting power with respect to 1,763,340 shares of common stock and shared dispositive power with respect to 2,747,340 shares of common stock. American Express Financial Corporation is a subsidiary of American Express Company.

DIRECTORS' COMPENSATION

     Each member of the Board of Directors who is not otherwise affiliated with the Company as an employee and/or officer ("Non-Employee Director") was compensated in 1996 for services as a director by an annual retainer of $15,000, fees of $1,000 for each Board meeting attended and an additional fee of $1,000 for each committee meeting attended. The directors were also reimbursed for their out-of-pocket expenses associated with each meeting attended. Commencing in 1997, the annual compensation of the Non-Employee Directors has been fixed at $35,000 per year to be paid quarterly in arrears by the issuance of shares of common stock. By compensating the Non-Employee Directors with stock, it is intended to more closely align their interests with those of the stockholders. The value of shares issued shall be calculated based upon the average of the highest and lowest sale prices of the Company's common stock on the last day of the calendar quarter. If no sale is reported for such date, the average prices on the next preceding day for which there is a reported sale will be used (the "Market Price"). The number of shares to be paid each quarter shall be equal to one-quarter of $35,000 divided by the applicable Market Price of the common stock for each quarter. If the number of shares so calculated includes a fractional share, such number shall be rounded down to the nearest whole number. All directors will continue to be reimbursed for their out of pocket expenses associated with each meeting attended.

     In addition to the payments described herein, the Company has adopted the 1995 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") which is designed to maintain the Company's ability to attract and retain the services of experienced and highly qualified outside directors and to create a proprietary interest in the Company's continued success. The Directors' Plan was amended by the stockholders at the Company's 1996 Annual Meeting of Stockholders (the "Amended Directors' Plan"). Each of the Non-Employee Directors on the Company's Board is awarded options to purchase that number of shares of common stock equal to $50,000 divided by the fair market value of such stock as of the date they were initially appointed to the Board, with an exercise price equal to that fair market value. As defined in the Amended Directors' Plan, the fair market value is determined by averaging the high and low trading prices of the stock on the date of the option award.

     In 1996, options to purchase a total of 12,870 shares of common stock were granted under the Directors' Plan and the Amended Directors' Plan. Mr. Morrison was granted options on March 11, 1996 to purchase 2,156 shares of common stock at an exercise price of $23.1875. Mr. Abrahams, Mr. Duffy, and Mr. Galtney were each granted options on March 12, 1996 to purchase 2,216 shares of common stock at an exercise price of $22.5625. On June 10, 1996 Mr. Dunne was granted options to purchase 2,036 shares of common stock at an exercise price of $24.5625. On August 1, 1996 Mr. Mulderig was granted options to purchase 2,030 shares of common stock at an exercise price of $24.625.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid or accrued for the last three fiscal years, or as otherwise indicated, with respect to the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers as of December 31, 1996 (the "Designated Executive Officers"), for services rendered by them to the Company and to its subsidiaries.

                                                          SUMMARY COMPENSATION TABLE


                                                                                  LONG TERM COMPENSATION
                                                                       ---------------------------------------------
                                              ANNUAL COMPENSATION                   AWARDS                PAYOUTS
                                         ---------------------------   ------------------------------  -------------
                                                                         RESTRICTED       SECURITIES                     ALL OTHER
                                                                            STOCK         UNDERLYING       LTIP        COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      SALARY ($)     BONUS ($)(1)   AWARD(S) ($)(2)    OPTIONS (#)  PAYOUT ($)(3)      ($)(4)
---------------------------    ----      ----------     ------------   ---------------   ------------  -------------      ------

Joseph V. Taranto              1996       $851,775        $689,600            --            50,000           --       $    16,918
   Chairman of the Board       1995        815,350         300,000            --               --            --        13,343,318
   and Chief Executive         1994        158,654          50,000            --               --            --           800,116
   Officer

Thomas J. Gallagher            1996        261,250         150,000            --            20,000       $85,239            9,013
   President                   1995        215,539         120,000       $238,500           43,000        69,741            7,060
                               1994        206,500         115,000            --               --         70,300            6,890

Robert P. Jacobson             1996        290,500         120,000            --            14,000           --             9,672
   Senior Vice President,      1995        276,298         100,000        280,238           51,200           --           163,967
   Chief Financial Officer     1994        225,962          70,000            --               --            --           157,390
   & Comptroller

Janet Burak Melchione          1996        156,125          55,000            --             7,500        59,870            5,644
   Senior Vice President,      1995        143,250          53,000            --            10,000        48,985            5,358
   General Counsel &           1994        137,019          62,840            --               --         45,760            4,808
   Secretary

Sheldon Rosenberg              1996        192,500          55,000            --            11,000           --             6,734
   Vice President & Chief      1995        115,269          65,000        159,000           25,000           --               502
   Actuary of Everest Re       1994            --              --             --               --            --                --

------------------

(1) For 1996 and 1995, represents compensation earned by all Designated Executive Officers for the years ended December 31, 1996 and December 31, 1995, respectively, pursuant to the Company's Annual Incentive Plan. In addition, for Mr. Taranto for 1996, includes $258,700 pursuant to the Chief Executive Officer's Bonus Plan. For 1994, represents compensation earned for the year ended December 31, 1994 pursuant to the Company's Annual Incentive Plan and the following special bonuses paid on account of continued service to the Company during the process of preparing for the Company's initial public offering: (a) Mr. Gallagher--$50,000; (b) Ms. Melchione--$25,000.

(2) The amounts reported represent the value of the common stock underlying the restricted stock at the date of grant, without taking into account any diminution in value attributable to the restrictions on such stock. The awards of restricted stock were made on October 6, 1995; the closing price of the common stock on that date was $19.875 per share.

     Twenty percent of the restricted shares awarded in 1995 became unrestricted one year after the date of the award in accordance with the terms of the 1995 Stock Incentive Plan. As of December 31, 1996, the aggregate number of restricted stock units remaining under the 1995 awards and the fair market value of $28.3125 ascribed to such units based on the average of the high and low trading prices on the New York Stock Exchange on that date are as follows: Mr. Gallagher held 9,600 restricted shares valued at $271,800; Mr. Jacobson held 11,280 restricted shares valued at $319,365; and Mr. Rosenberg held 6,400 restricted shares valued at $181,200. Dividends are paid quarterly on these restricted shares at the same rate as dividends paid on common stock held by public stockholders. A restricted stock award vests at the rate of 20% per year for a five year period. No restricted stock awards were granted in 1996.

(3) All amounts represent payments under The Prudential's Long-Term Compensation Plan reflecting performance over the four-year performance cycles ending on December 31, 1998, 1997 and 1996 respectively. See "Long-Term Incentive Plan--Awards in Last Fiscal Year."

(4) For 1996, represents: (i) the following term life insurance premiums paid by the Company on behalf of the Designated Executive Officers: (a) Mr. Taranto--$965, (b) Mr. Gallagher--$965, (c) Mr. Jacobson--$965, (d) Ms. Melchione--$965 and (e) Mr. Rosenberg--$965; and (ii) the following employer contributions to qualified and non-qualified employee savings plans: (a) Mr. Taranto--$15,953, (b) Mr. Gallagher--$8,048 (c) Mr. Jacobson--$8,707, (d) Ms. Melchione--$4,679 and (e) Mr. Rosenberg--$5,769.

STOCK OPTION GRANTS

     The following table sets forth certain information concerning stock options granted under the Company's 1995 Stock Incentive Plan during 1996 to the Designated Executive Officers.

                                             OPTION /SAR GRANTS IN LAST FISCAL YEAR

                                                                             INDIVIDUAL GRANT
                                    --------------------------------------------------------------------------------------------
                                      NUMBER OF           % OF TOTAL
                                      SECURITIES          OPTIONS/SARS
                                     UNDERLYING            GRANTED TO           EXERCISE OR                         GRANT DATE
                                     OPTIONS/SARS        EMPLOYEES IN           BASE PRICE        EXPIRATION       PRESENT VALUE
              NAME                  GRANTED (#)(1)       FISCAL YEAR(2)          ($/SH)             DATE(3)           ($)(4)
              ----                  --------------       --------------         ---------        ----------        -------------
Joseph V. Taranto...................    50,000               18.29%             $23.9375           9/26/06           $574,580
Thomas J. Gallagher.................    20,000                7.32              $23.9375           9/26/06            229,832
Robert P. Jacobson..................    14,000                5.12              $23.9375           9/26/06            160,882
Janet Burak Melchione...............     7,500                2.74              $23.9375           9/26/06             86,187
Sheldon Rosenberg...................    11,000                4.02              $23.9375           9/26/06            126,408

----------------------
(1) Represents non-qualified stock options granted on September 26, 1996 which become exercisable in 20% installments each year commencing with the first anniversary of the grant date, as long as employment with the Company or its subsidiaries continues. These stock options were granted with an exercise price equal to 100% of the fair market value of a share of common stock on the date of grant. No SARs were granted in 1996.

(2) Based upon 273,400 non-qualified stock options granted to all employees in 1996.

(3) Exercisable options expire unless exercised within three years following termination of employment due to retirement, disability or death or within three months following termination of employment due to resignation or dismissal. As a general rule, if employment terminates because of death, retirement upon attaining age 65 or because of disability, unexercisable options become immediately exercisable until the earlier of: (a) three years after death or such termination; or (b) ten years from the date of grant.

(4) The grant date present value of each option grant is estimated as of the date of grant using the Black-Scholes option pricing model, modified to include dividends, with the following assumptions:

     (a) Expected Volatility -- The annualized standard deviation of the continuously compounded rate of return on the underlying stock, based on the closing price observations for the twelve-month period ended December 31, 1996, which was 34.33%.

     (b) Risk Free Rate of Return -- The rate available, on the date of grant, on zero-coupon U.S. government issues with a remaining term comparable to the expected life of the options as reported over the Bloomberg wire service, which was 6.63%.

     (c) Dividend Yield -- The yield calculated by dividing the estimated annualized dividend rate of the Company's common stock in the amount of $0.16 per share by the weighted average fair market value of the stock on the date of grant, which resulted in an assumed dividend yield of 0.7%.

     (d) Expected Life -- The average length of time before assumed exercise reflecting vesting provisions and maximum exercise period, which was 7.5 years.

STOCK OPTION EXERCISES AND OPTION VALUES

     The following table sets forth certain information concerning the number and value of unexercised stock options at the end of 1996 held by the Designated Executive Officers. The Designated Executive Officers did not exercise any stock options during 1996.


                                         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                     AND FY-END OPTION/SAR VALUES

                                                                      NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS/SARS
                                    SHARES                         OPTIONS/SARS AT FY-END (#)              AT FY-END ($)(1)
                                 ACQUIRED ON       VALUE         ----------------------------      --------------------------------
             NAME                EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
             ----                ------------    ------------    -----------    -------------      -----------        -------------
 Joseph V. Taranto...............     0              0                  0           50,000                  0          $ 218,750
 Thomas J. Gallagher.............     0              0              8,600           54,400          $  99,437            485,250
 Robert P. Jacobson..............     0              0             10,240           54,960            118,400            534,850
 Janet Burak Melchione...........     0              0              2,000           15,500             23,125            125,312
 Sheldon Rosenberg...............     0              0              5,000           31,000             57,812            279,375

-------------------
(1) Based on year-end fair market value of common stock which is calculated by averaging the high and low trading prices on December 31, 1996 on the New York Stock Exchange. The value of the options is computed by subtracting the exercise prices of the options from their fair market values and multiplying the difference by the number of shares underlying the options at the applicable exercise prices.

LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

     Prior to the initial public offering of the Company in October 1995 (the "Offering") by its ultimate parent, The Prudential Insurance Company of America ("The Prudential"), the Company's operating subsidiary, Everest Re, had participated in The Prudential's Long-Term Compensation Plan ("LTCP"). Awards were made pursuant to the LTCP, based on the performance of The Prudential over a four-year performance cycle. During the last year of each four-year cycle, a target value was assigned to each participant, based on the personal compensation limits of each participant. At the end of that four-year cycle, the target value was adjusted, and payment was made to the employee based on an evaluation of The Prudential's performance over those four years.

     As of December 31, 1993, The Prudential changed the basis of its long-term compensation awards to a Performance Share Appreciation Plan and began to run off the LTCP. Everest Re chose to remain with the LTCP. Upon consummation of the Offering, employees of Everest Re no longer participated in the LTCP as to future performance, but payouts with respect to the four-year LTCP cycles that would have otherwise ended on each of December 31, 1995, 1996, 1997 and 1998 were to be made to each participant on the following basis: target values for each four-year cycle were frozen at 1995 levels and payouts will be equal to a percentage of the target amount multiplied by the portion of the four-year LTCP cycle completed as of the date of the consummation of the Offering and a performance factor. A total of 45% of such amount was paid on April 1, 1996 and 55% of such amount was paid on April 11,1997. Payments made under the LTCP to the Designated Executive Officers for 1996 are set forth in the Summary Compensation Table above.

COMPENSATION COMMITTEE REPORT

     This report was prepared by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). The Compensation Committee advises management and exercises authority with respect to compensation and benefits afforded officers at or above the Senior Vice President level, the Company's Comptroller, Treasurer and Secretary and the Designated Executive
Officers, including the CEO. The Committee oversees all of the Company's broad-based compensation and benefit programs. At the beginning of 1996, the members of the Compensation Committee were E. Michael Caulfield, William P. Link and Lawrence J. Sundram, all of whom were officers of the Prudential and who served as non-employee directors of the Company following the Offering in October 1995 until their resignations from the Board on March 12, 1996. Kenneth
J. Duffy and John C. Morrison were appointed to the Compensation Committee on March 21, 1996 and on June 10, 1996, Mr. Abrahams was appointed to fill the vacancy created by Mr. Morrison's death. The current members of the Compensation Committee are Mr. Abrahams and Mr. Duffy.

  I. Executive Compensation Policy

     Overview. The Company's executive compensation program in 1996 was designed to attract, retain, and motivate highly talented individuals whose abilities are critical to the success of the Company. Compensation policies that attract personnel of this caliber are particularly important for a relatively new public entity like the Company. The Company's compensation program is guided by the following fundamental principles:

     o Compensation of executive officers is based on the level of job responsibility, the performance of the Company, and the performance of the individual.

     o    Total  compensation   levels  are  designed  to  be  competitive  with
          compensation paid by organizations of similar stature.

     o Compensation aligns the interests of the executive officers with those of the Company's stockholders by basing a significant part of total compensation on the long-term performance of the Company's common stock.

     The Company's executive compensation program in 1996 achieved the objectives described above and was a significant factor in attaining a high level of corporate performance and increased shareholder value throughout the year. In establishing executive compensation, the various components of compensation are considered collectively in order to properly assess the appropriateness of the Company's program relative to the attainment of its objectives. The Company's executive compensation program consists of two key elements: (i) an annual component, i.e., base salary and annual bonus and (ii) a long-term component, i.e., stock options, stock appreciation rights, restricted stock and stock awards.

     The Compensation Committee reviewed a variety of factors of historical and projected Company performance in determining executive compensation. In the course of this review, the Compensation Committee considered the

Company's long-term compensation goals, the Company's financial performance, and the compensation practices of other reinsurers through a review of publicly-available information. In reviewing these factors, the Compensation Committee was able to assess the overall performance of the Company and its prospects for the future to establish an acceptable range for executive compensation.

  II. Components of Executive Compensation

     A. ANNUAL COMPENSATION

     In 1996, annual compensation for executive officers of the Company consisted of two components-base salary and a cash payment under the Company's Annual Incentive Plan. The base salary for Mr. Taranto was subject to the terms of his employment agreement (See "Employment Agreement" below). The base salaries for the other Designated Executive Officers were determined by the Compensation Committee based on each executive officer's performance and, as previously discussed, the Company's performance and the range of compensation of executive officers with similar responsibilities in comparable companies.

     Annual bonuses paid to executive officers under the Annual Incentive Plan are a significant element of the executive compensation program. Since January 1, 1994, eligible employees of the Company have participated in the Annual Incentive Plan. Under the Annual Incentive Plan, the Company may make a cash payment to participants each year, based on the performance of the Company, the performance of participant's subsidiary or department and/or the participant's individual performance in the preceding year. The Annual Incentive Plan is designed to reward executive officers for the achievement and success of general corporate goals and to recognize and reward their individual performances in achieving such goals, as well as to compensate them on the basis of the Company's financial results.

     Under the Annual Incentive Plan, each executive officer is assigned an award ("Par Award") based on the executive officer's responsibilities, position, performance, potential contribution and other relevant criteria. The Par Award is a percentage of the executive officer's salary. Yearly goals ("Performance Goals") are set to measure the performance of the Company, business units, subsidiaries, departments and/or individuals and, to the extent Performance Goals are met, cash bonus payments are made to executive officers ranging from 0 to 200 percent of the executive officer's Par Award. The determination of individual Performance Goals and the extent to which such Performance Goals are met is subjective in nature and is influenced by the Compensation Committee's perception of the importance of the various corporate and individual goals to the overall success of the Company.

     The Compensation Committee is responsible for determinations regarding Performance Goals and Par Awards for officers at the senior vice president level and above, except to the extent a Par Award may be based on the terms of an individual employment agreement. (See "Employment Agreement" below). All other determinations for employees below the senior vice president level are made by the appropriate officers and employees of Everest Re, subject to the approval of the Compensation Committee. Payments made in 1997 for the 1996 bonus year were based on corporate performance above par, and on the significance of the individual executive officer's contribution toward attaining that result. To evaluate corporate performance, the Compensation Committee considered the following factors related to the Company's 1996 financial results: after-tax operating income, return on equity and earnings growth. The Committee then reviewed the publicly available information on the compensation of executive officers of competitors to arrive at total compensation for each of the Designated Executive Officers that it believes is appropriate to the Company's performance and their individual contributions.

     B. LONG-TERM COMPENSATION

     In 1996, two forms of long-term incentives were used for executive officers--awards under the 1995 Stock Incentive Plan and awards under the LTCP. These incentives are to reinforce management's long-term perspective on corporate performance and provide an incentive for key executives to remain with the Company for the long-term.

     1995 Stock Incentive Plan. Awards under the 1995 Stock Incentive Plan are a significant element of the Company's executive compensation program.
Compensation derived from stock ownership provides a strong incentive to increase shareholder value, since the value of this compensation is determined by changes in the price of the Company's common stock over the term of each award. Awards under the 1995 Stock Incentive Plan take the form of stock options, stock appreciation rights, restricted stock and stock awards. Stock options, the principal form of long-term incentive compensation under the 1995 Stock Incentive Plan, encourage retention because they carry a five-year vesting period and, if not exercised, are generally forfeited if the employee leaves the Company before retirement. In addition, stock options, granted at the fair market value on the date of grant and with terms not to exceed 10 years, are designed to keep management and professional employees oriented to growth over the long-term and not simply to short-term profits. Awards are granted subjectively at the discretion of the Compensation Committee based on a variety of factors, including a recipient's demonstrated past and expected future performances, as well as a recipient's level of responsibility with the Company and his or her ability to affect shareholder value.

     Since the institution of the 1995 Stock Incentive Plan, the Committee has granted employees 733,100 options to purchase shares of the Company's common stock. Awards granted to the Company's Designated Executive Officers during 1996 are summarized under the captions "Options/SARs Grants in Last Fiscal Year" and "Summary Compensation Table" above. When granting these awards, the Compensation Committee took into account prior grants to these individuals under the 1995 Stock Incentive Plan and determined that the 1996 grants were appropriate and in the best interests of the Company.

     Long-Term Compensation Plan. Prior to the Offering, Everest Re participated in The Prudential's LTCP whereby awards were made to employees pursuant to the LTCP based on the performance of The Prudential over a four-year performance cycle. Upon the consummation of the Offering, employees of Everest Re no longer participated in the LTCP but participants continue to remain eligible for payouts from the Company with respect to the four-year performance cycles ending on each of December 31, 1995, 1996, 1997, 1998. (See "Long-Term Incentive Plan--Awards in Last Fiscal Year" for a more detailed discussion of the LTCP.) The payouts to the Company's Designated Executive Officers for 1996 approved by the Compensation Committee are summarized under the caption "Summary Compensation Table" above.

     The Company does not have a new long-term cash bonus plan in effect. The Company currently intends to rely on the 1995 Stock Incentive Plan as the sole means of long-term compensation believing compensation in the form of stock ownership increases long-term value for the stockholders while compensating individual employees for superior performance.

   III. Deductibility Cap on Executive Compensation

     Section 162(m) of the Internal Revenue Code ("Section 162(m)") disallows, subject to limited exceptions, a corporate tax deduction for certain compensation paid in excess of $1 million annually to each of the chief executive officer and the four other most highly paid executive officers of publicly-held companies. The Treasury Regulations under Section 162(m) provide, for a limited period of time following a Company's initial public offering, an exception to the $1 million cap for any plan which is in existence during a period when a corporation was not publicly-held if the terms of such plan are disclosed in the offering materials issued in connection with the initial public offering of such corporation. The Company believes that its incentive compensation plans and employment agreements which were disclosed in the Company's prospectus in connection with the Offering, qualify for this exception to the rules governing the $1 million cap so that the plans and agreements will not be subject to limitation under such rules. The Company believes that, for 1996, the Company will not be denied a deduction with respect to any amount of compensation paid to any executive officer.

  IV. Chief Executive Officer Compensation

     In 1996, the compensation of Mr. Taranto was based on the terms of his Employment Agreement with the Company and Everest Re (see "Employment Agreement" below) and consisted of base salary and awards under the 1995 Stock Incentive Plan. The Compensation Committee also approved a $430,900 cash payment under the Annual Incentive Plan for fiscal 1996 based upon the Compensation Committee's subjective determination of Mr. Taranto's significant contribution to the Company's performance. (See "Summary Compensation Table" above) and, in addition, awarded him a cash payment of $258,700 under the Chief Executive Officer's Bonus Plan ("CEO Bonus Plan"). The CEO Bonus Plan was established by the Compensation Committee on February 24, 1997 in order to retain and motivate the Chief Executive Officer, whose contributions are critical to the success of the Company.

     Factors considered by the Committee when determining whether an award under this Plan is appropriate include the effect on the Company and the stockholders of changes in share price, changes in ratings by rating agencies, acquisitions, Company restructurings and other significant corporate events. In making this award under the CEO Bonus Plan for 1996, the Committee noted that during 1996, the Company's share price had risen by almost 23% and that Everest Re's Standard & Poor's rating had been upgraded.

     In accordance with Mr. Taranto's Employment Agreement and the 1995 Stock Incentive Plan, Mr. Taranto received 50,000 options for the purchase of common stock under the 1995 Stock Incentive Plan. (See "Summary Compensation Table" and "Options/SARs Grants in Last Fiscal Year" above). When considering the size of this grant, the Compensation Committee took into account prior awards made to Mr. Taranto under the Employment Agreement and the 1995 Stock Incentive Plan and determined the 1996 award to be appropriate and in the best interests of the Company. Through ownership of the options, the CEO's interests will be aligned with the interests of the stockholders because the value of this award will be dependent upon the value of the Company's common stock.


      Kenneth J. Duffy                                   Martin Abrahams

PERFORMANCE GRAPH

     The following Performance Graph compares cumulative total shareholder returns on the Company's common stock (assuming reinvestment of dividends) from October 3, 1995 (when the Company's stock was first listed on the New York Stock Exchange) through December 31, 1996, with the cumulative total return of the Standard & Poor's 500 Index and a peer group consisting of Chartwell Re Corporation, General Re Corporation, NacRe Corp., Risk Capital Holdings, Inc., Transatlantic Holdings, Inc., Trenwick Group, Inc. and Zurich Reinsurance Centre Holdings (the "Peer Group"). The peer group compiled for the Performance Graph in last year's Proxy Statement included American Re Corporation and National Re Corporation, both of which ceased public trading during 1996. Chartwell Re Corporation, which became a publicly traded company in December 1995, has been added to the Peer Group for the 1997 Proxy Statement's Performance Graph.


                 COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN*
            AMONG EVEREST REINSURANCE HOLDINGS, INC., THE S & P INDEX
                                AND A PEER GROUP

The following table represents graph:

               Everest Reinsurance
                  Holdings, Inc.       Peer Group           S&P 500
                  --------------       ----------           -------
10/3/95                100                 100                100

12/95                  119                 104                106

12/96                  147                 107                131

*  $100 INVESTED ON 10/03/95 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.

RETIREMENT PLAN

     The executive officers of the Company participate in the Everest Reinsurance Company Retirement Plan (the "Retirement Plan") and will participate in the future Supplemental Retirement Plan (the "Supplemental Plan"), both of which are defined benefit pension plans. The Retirement Plan is a tax-qualified plan that determines benefits under a formula that takes into account a participant's years of continuous service and final average earnings with Everest Re and certain affiliates, including during the period of affiliation with The Prudential. The Supplemental Plan, which is in the process of being established, will be a non-qualified plan that provides benefits that would otherwise be provided under the Retirement Plan formula but for the application of certain limitations on tax-qualified benefits under the Internal Revenue Code. The Retirement Plan is, and the Supplemental Plan will be, similar to the tax-qualified and supplemental pension plans of The Prudential in which the executive officers and other employees of the Company and Everest Re participated prior to the Offering. The following table shows the estimated annual pension benefits payable at normal retirement age to a participant under the Retirement Plan and the Supplemental Plan who attains the earnings and service classifications indicated under the plans:


                                                                 YEARS OF CONTINUOUS SERVICE
                              -------------------------------------------------------------------------------------------------
FINAL AVERAGE EARNINGS            5                10                15                20                25                35
----------------------        --------          --------          --------          --------          --------         --------
  $  150,000................. $ 14,048          $ 28,095          $ 42,143          $ 56,190          $ 70,238         $ 84,506
     200,000.................   19,048            38,095            57,143            76,190            95,238          114,506
     250,000.................   24,048            48,095            72,143            96,190           120,238          144,506
     300,000.................   29,048            58,095            87,143           116,190           145,238          174,506
     350,000.................   34,048            68,095           102,143           136,190           170,238          204,506
     400,000.................   39,048            78,095           117,143           156,190           195,238          234,506
     450,000.................   44,048            88,095           132,143           176,190           220,238          264,506
     500,000.................   49,048            98,095           147,143           196,190           245,238          294,506
     750,000.................   74,048           148,095           222,143           296,190           370,238          444,506
   1,000,000.................   99,048           198,095           297,143           396,190           495,238          594,506
   1,250,000.................  124,048           248,095           372,143           496,190           620,238          744,506

     Benefits shown in the table above are computed as a single-life annuity and reflect a reduction to recognize in part Everest Re's cost of social security benefits. A participant's "final average earnings" under the Retirement Plan will be his or her average annual "earnings" under the plan during the 72 consecutive months of continuous service in which the participant received the greatest amount of earnings out of the final 120 months of continuous service. For this purpose, "earnings" generally includes the participant's base salary, cash bonus payments under the Chief Executive Officer's Bonus Plan and, for participants who hold positions equivalent to or senior to that of department vice president, cash payments under the Company's Annual Incentive Plan up to a maximum of 50% of salary or $275,000, whichever is greater. However, "earnings" does not include any other compensation set forth in the Summary Compensation Table. Final average earnings and earnings will be determined under the Supplemental Plan in the same manner as under the Retirement Plan, except that a participant's earnings are not subject to the limitations under the Internal Revenue Code. "Continuous service" under the Retirement Plan and Supplemental Plan will be the number of years and months worked for Everest Re and certain affiliates, including during the period of affiliation with The Prudential.

     The years of continuous service for Mr. Taranto, Mr. Jacobson, Mr. Gallagher, Ms. Melchione and Mr. Rosenberg to be taken into account under the Retirement Plan and Supplemental Plan (rounded to the nearest year), as of April 1, 1997, are 2, 3, 22, 17, and 2, respectively. Final average earnings for Mr. Taranto, Mr. Gallagher, Mr. Jacobson, Ms. Melchione and Mr. Rosenberg to be taken into account as of April 1, 1997 are $866,971, $313,935, $366,759,
$200,196 and $254,143, respectively. Final average earnings for Mr. Taranto do not include the "Additional Compensation" amounts payable under the terms of his Employment Agreement with the Company (see "Employment Agreement" below).

EMPLOYMENT AGREEMENT

     The Company entered into an Employment Agreement with Mr. Taranto, dated as of October 11, 1994 (the "Hiring Date"). The Employment Agreement expires on December 31, 1999, unless sooner terminated in accordance with its terms. The Employment Agreement provides for an annual base salary (the "Base Salary") of $500,000, plus additional cash compensation (the "Additional Compensation") of $25,000 per month (which is not included in Mr. Taranto's salary for purposes of computing Mr. Taranto's bonus under the Annual Incentive Plan established by the Company). Each of the Base Salary and the Additional Compensation shall be subject to annual increases of no less than four percent nor greater than eight percent. Effective March 31, 1997, Mr. Taranto's Base Salary was increased to $560,200 and his Additional Compensation was increased to $28,030 per month. Mr. Taranto is eligible to participate in the Annual Incentive Plan with a maximum bonus equal to 80% of his Base Salary. In addition, Mr. Taranto is eligible for an award under the Chief Executive Officer's Bonus Plan upon consideration by the Compensation Committee of certain factors related to Company performance. (See "Compensation Committee Report--Chief Executive Officer Compensation").

     If the Company terminates Mr. Taranto's employment for "due cause" or Mr. Taranto voluntarily terminates his employment other than for "good reason" (as defined in the Employment Agreement), Mr. Taranto will be entitled to his Base Salary and any Additional Compensation due him through the date of termination. If the Company terminates Mr. Taranto's employment other than for due cause, or if Mr. Taranto voluntarily terminates his employment for good reason, the Company will be obligated to pay Mr. Taranto, in addition to all Base Salary and Additional Compensation accrued through the date of termination, (i) the aggregate amount of Base Salary and Additional Compensation, at the rate then in effect, from the date of termination through December 31, 1999, and (ii) aggregate bonus amounts for the period from the date of termination to December 31, 1999, calculated as 40% of Base Salary at the date of termination.

     For purposes of the Employment Agreement, "due cause" means repeated gross negligence in the performance of, or failure to perform, Mr. Taranto's obligations under the Employment Agreement, serious willful misconduct, continued abuse of alcohol or drugs after counseling, conviction of any felony or crime of moral turpitude or a material breach in trust committed in willful or reckless disregard of the interests of the Company or for personal gain. As defined in the Employment Agreement "good reason" shall mean the assignment to Mr. Taranto of duties materially inconsistent with his position as Chief Executive Officer of the Company, a material adverse change in the nature or status of Mr. Taranto's position or responsibilities, a reduction by the Company of Mr. Taranto's Base Salary or Additional Compensation or a material breach of the Employment Agreement by the Company.

CERTAIN TRANSACTIONS WITH DIRECTORS

     Two  of the  Company's  operating  subsidiaries,  Everest  Re  and  Everest
National have entered into a number of business transactions with Healthcare Risk Management Services, Inc. ("Healthcare"), Western Indemnity Insurance Company ("Western Indemnity"), Western Litigation Specialists, Inc. ("WLS") and Workcare, Inc., ("Workcare"). These are companies in which Mr. Galtney, a member of the Company's Board of Directors, maintains an ultimate ownership and controlling position. In 1996, as a result of these transactions, Everest Re has paid to these companies (or incurred during 1996) a total of $354,875 for various reinsurance intermediary brokerage commissions and ceding commissions and for claims services associated with the run off of certain Everest Re medical malpractice liabilities. It is anticipated that in 1997, the claims services associated with this run off will result in approximately $120,000 in fees paid by Everest Re to WLS and that Everest Re will pay to Western Indemnity $39,000 in brokerage under a facultative certificate that runs from June 1996 to June 1997. In 1996, Everest Re received a total of $1,040,000 in premiums from Western Indemnity under three facultative reinsurance certificates. Under one of the certificates it is expected that $650,000 of premium will be paid to Everest Re in 1997. In addition, in 1996, Everest Re received $673,593 from Western Indemnity for paid losses under a reinsurance agreement and pursuant to which there are $151,778 of incurred losses that will be payable in 1997. In 1996, Everest National paid or incurred commissions to Workcare of $934,221 for services provided by Workcare as a program administrator under Everest
National's Texas Workers Compensation Program. In 1997, the Everest National Workers Compensation Program for which Workcare has been engaged as program administrator is being expanded to additional states and it is expected that the substantially increased premium that is generated by the expansion will result in commission payments to Workcare of approximately $3 million.

                         MISCELLANEOUS--GENERAL MATTERS

OTHER MATTERS

     It is not anticipated that there will be presented to the meeting any business other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their best judgment.

STOCKHOLDER  PROPOSALS FOR THE 1998 ANNUAL MEETING

     To be considered for inclusion in the Company's Proxy Statement relating to the 1998 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company Secretary in proper form at the Company's principal executive office no later than December 12, 1997.

PROXY SOLICITATIONS

     The expense of proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by directors or officers who are employees of the Company and its subsidiaries without additional compensation. In addition, Corporate Investor Communications, Inc. will provide solicitation services to the Company for a fee of approximately $3,500 plus out-of-pocket expenses. The firm will solicit proxies by personal interview, telephone, telegraph and mail. The Company will, on request, reimburse stockholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

TRANSFER AGENT AND REGISTRAR

     The Company has appointed First Chicago Trust Company of New York to serve as transfer agent, registrar and dividend paying agent for the Company's common stock. Correspondence relating to any stock accounts or dividends should be addressed to:

              First Chicago Trust Company of New York
              P.O. Box 2500
              Jersey City, NJ 07303-2500
              (201) 324-0498

     All transfers of certificates of the Company's common stock should also be mailed to the above address.

INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Deloitte & Touche LLP were the Company's auditors until August 6, 1996 at which time, with the approval of the Audit Committee, they were dismissed by the Company and replaced by the accounting firm of Coopers & Lybrand L.L.P. As described in a Form 8-K filed with the Securities and Exchange Commission on August 8, 1996, the reports on the Company's financial statements for the fiscal years ended December 31, 1995 and December 31, 1994 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The dismissal of Deloitte & Touche LLP did not result from any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to the subject matter of the disagreement in their reports. Also, there were no reportable events of the nature described in Regulation S-K, Item 304 (a)(1)(v) during the Company's two most recent fiscal years through August 6, 1996.

     Representatives of Coopers & Lybrand L.L.P. will be present at the 1997 Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions of stockholders.


April 11, 1997                       By Order of the Board of Directors
                                     Janet Burak Melchione
                                     SECRETARY

                       EVEREST REINSURANCE HOLDINGS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J.V. Taranto, R.P. Jacobson, and J.B. Melchione, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the shares of Common Stock of EVEREST REINSURANCE HOLDINGS, INC. held in the name of the undersigned at the close of business on March 25, 1997, at the Annual Meeting of Stockholders to be held on May 22, 1997, at 11:00 a.m. (local time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as follows:

                           (Continued on other side)

        Please mark your                                      |
/ x /   votes as in this                                      |  6287
        example.                                              |
                                                               ---------

The Board of Directors recommends a vote FOR the following items:

FOR all nominees           WITHHOLD
listed (except as      AUTHORITY to vote
  marked to the         for all nominees
    contrary)              listed

       / /                   / /



1. Election of                            M. Abrahams, J.R. Dunne, R.P. Jacobson
   Directors


INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


----------------------------------------------------------------------


                    In their discretion, upon such other matters as may properly come before the meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

                    IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.





SIGNATURES ________________________________________________ DATE ______________

Sign exactly as name appears hereon. When signing in a representative capacity, please give full title.